Calculation of Filing Fee Tables
S-3
Profound Medical Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Shares, no par value	457(o)
		Equity	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Equity	Subscription Receipts	457(o)
		Equity	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 11,288.00
			Net Fee Due:						$ 9,427.00
Offering Note
[1]	a) Securities registered hereunder may be sold separately or as units with other securities registered hereunder. b) There are being registered hereunder such indeterminate number of common shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common shares or debt securities, such indeterminate number of subscription receipts and such indeterminate number of units, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, as shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of common shares and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. c) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. d) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. e) Consisting of some or all of the securities listed above, in any combination, including common shares, warrants, subscription receipts and debt securities.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Profound Medical Corp.	F-10	333-280236	06/14/2024		$ 11,288.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 114,999,750.00
Fee Offset Sources		Profound Medical Corp.	F-10	333-280236		06/14/2024						$ 14,724.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $114,999,750 of unsold securities (the "Unsold Securities") previously registered on the registrant's registration statement on Form F-10 (File No. 333-280236), which was initially filed with the Securities and Exchange Commission on June 14, 2024 (as amended, the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $150,000,000. The registrant sold an aggregate of $35,000,250 of such securities under the Prior Registration Statement, leaving the balance of $114,999,750 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $14,724 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. A filing fee of $9,427 is paid herewith in connection with the $35,000,250 of additional securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A